SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of earliest event reported): January 20, 2005
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NAPSTER, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32373 (Commission File No.)	77-0551214 (I.R.S. Employer Identification Number

Napster, Inc.
9044 Melrose Ave.
Los Angeles, California 90069
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 281-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

Pursuant to the terms and conditions of the form of Purchase Agreement filed as Exhibit 99.1 to this Current Report, on January 20, 2005, Registrant entered into definitive agreements with a number of investors for a private placement of an aggregate of 7,100,000 shares of common stock at a price per share of $7.35. The financing is expected to close on January 24, 2005.

The Registrant issued a press release on January 21, 2005 announcing the execution of definitive agreements for a private placement of the Registrant’s common stock. A copy of this press release is incorporated herein by reference and filed as Exhibit 99.2 to this Current Report.

The Registrant is hereby filing the following information regarding its business:

OUR BUSINESS

Napster, among the most recognized brands in digital music, is a leading provider of online music for the consumer market. Our subscription service and our “a la carte” single track download service enable fans to sample one of the world's largest and most diverse online music catalogues and experience the largest number of features using a secure and authorized platform. Napster users have access to songs from all major labels and hundreds of independents and have more ways to discover, share and acquire new music and old favorites. Napster subscribers also enjoy community features, such as the ability to email music tracks to other members and browse other members' collections. For consumers who want to purchase songs and albums a la carte, rather than through a subscription, we also offer Napster Light, a "lighter" version of our Napster service that does not include the ability to stream or download unlimited tracks or enjoy other premium community features.

On September 1, 2004, Napster announced a preview version of its Napster To Go portable digital music subscription service. Later this quarter, we intend to launch Napster To Go as part of our newest client version 3.0, with enhanced functionality and a range of compatible MP3 players. Napster To Go, the first service of its kind in the world, lets consumers move an unlimited amount of music from Napster’s catalog to compatible MP3 players, and lets consumers enjoy unlimited full-length streaming and downloading. Napster To Go makes it easy for music fans to enjoy an unlimited amount of music anywhere they want for a monthly subscription fee.

Napster is currently available in the United States, Canada and the United Kingdom and is headquartered in Los Angeles with offices in San Jose, San Diego, New York and London.

From our acquisition of Napster, LLC (f/k/a Pressplay) in May 2003 through the sale of our software division to Sonic Solutions on December 17, 2004, we operated our business in two divisions, the consumer software products division and the online music distribution division. Until December 17, 2004, we derived the majority of our revenues from sales of consumer software products.

Separation from Adaptec and Acquisition of Napster Assets

We were incorporated in August 2000 as a wholly-owned subsidiary of Adaptec, Inc. to conduct substantially all the business of Adaptec’s software products group. In May 2001, we separated from Adaptec and substantially all of the outstanding shares of our common stock was distributed by Adaptec to its stockholders. During the period following the distribution and separation from Adaptec, we created our own infrastructure, organization and management structure and we are no longer dependent upon our former parent.

In November 2002, we acquired certain assets of Napster, Inc., an online music file-sharing service, for cash and warrants to purchase shares of our common stock. In May 2003, we acquired substantially all of the membership interests of Napster, LLC (f/k/a Pressplay), the foundation for the launch of our new paid online music service under the Napster brand. We also received as part of this transaction licensing arrangements for digital music distribution with the five major music labels.

Sale of our Software Division

On December 17, 2004, we completed the sale of substantially all of the assets and liabilities constituting our consumer software division to Sonic Solutions, a California corporation (“Sonic Solutions”), including all of the capital stock of certain international subsidiaries. Sonic Solutions paid a total of $72.3 million in cash and 653,837 shares of Sonic Solutions common stock, valued at approximately $13.6 million as of the closing date. We intend to retain the proceeds and use them for general working capital purposes and to operate and expand our Napster business. Pro forma financial results for the Napster business, giving effect to the sale of the software division, are included in our Form 8-K/A filed with the SEC on November 15, 2004 and incorporated by reference herein.

Since the sale of our consumer software division, we have focused exclusively on our online music distribution business under the Napster brand and, since January 3, 2005, have been traded on the Nasdaq Stock Market under the symbol "NAPS."

Industry Background

Consumers are fundamentally changing the way that they interact with content, as traditional methods of delivery are being rapidly replaced by newer digital technologies that offer customers a much greater degree of freedom and flexibility. This trend has been fueled by the rapid growth of Internet usage by consumers, particularly broadband connections that enable content to be transferred securely at much higher speeds, and a number of powerful new technologies for compressing and sharing digital content using a personal computer. The playback and enjoyment of content obtained over the Internet is not limited to the PC but can be “burned” to CDs simply, easily and affordably or transferred to a growing number of portable or deck-based consumer devices called “MP3 players.” The increasing adoption of these portable MP3 players further fuels the demand for content as consumers look to “fill up” their players with music, personal photos and even videos. Consumers are embracing technologies and services that allow them to conveniently obtain, manage and move digital content in an easy and affordable manner.

The growth of consumer Internet connectivity, particularly broadband, has increased consumer access to digital media.

According to the Yankee Group, the worldwide base for broadband technology is expected to reach 325 million subscribers by 2008, up from about 100 million at the end of last year. When these numbers are viewed in terms of market penetration, in the United States, this equates to a 50% home penetration of broadband, projected to grow to 80% in under two years, and a 80% penetration of broadband at work, according to Nielsen/NetRatings.

We believe that this trend, along with compression formats and other new technologies, will improve consumers’ access to rich digital media. As this flow of digital media to consumers’ PCs via the Internet increases, we believe that consumers will continue to seek products and services which help them to easily find and access available content, to manage their own collection of digital assets, and to help them move this personal collection from their PCs to other media such as CDs and DVDs and to digital entertainment devices, including portable MP3 players.

Digital devices have proliferated and their use has increased.

Many users are playing back digital music, spoken word and video content by using consumer electronics devices such as portable music players and set top boxes. This market for digital entertainment devices, such as MP3 players, is rapidly expanding according to JupiterResearch Portable Device Model. For example, in the United States, this market has grown from a total base in 2002 of 4.5 million players to a projected base of 17.4 million players in 2005. The recent announcement by a number of device manufacturers that they have incorporated, or plan to incorporate, Microsoft’s Janus technology into portable MP3 players is expected to increase the number of these devices. This new technology will allow users to extend their online music subscriptions to their portable MP3 players, providing them greater flexibility in the use of their music collections.

The use of these devices has created demand for services that can provide permanent or limited access to content to “fill” these devices. In addition to this new demand from such owners of portable MP3 players, there is also significant demand from consumers who want access to a broad catalog of digital music so they can create custom music CDs that are compatible with the installed base of CD players they use.

The growth in broadband penetration and growth in digital entertainment devices, particularly MP3 players, has increased the demand for digital music.

Consumer demand for downloadable content, such as compressed audio files, has given rise to independent music web sites and subscription services. Forrester Research estimates that United States sales of digitally downloaded music will exceed $2 billion by 2007. JupiterResearch predicts that by 2008 the total market will be approximately $1.5 billion. JupiterResearch also predicts that this total demand will include not only digital downloads, but also a significant amount of revenue derived from online music subscription services.

In addition to music, Internet sites exist and are being established which allow for distribution of other downloaded content including spoken word literature and commercial movies.

Our Solution and Products

Our online music subscription service, Napster, provides consumers with unlimited secure and authorized access to over 1,000,000 songs for a low monthly fee of $9.95. Consumers can discover and acquire their favorite songs by searching or browsing our catalog, or accessing preprogrammed content through radio stations or custom compilations. In addition, Napster’s subscribers have access to community features, such as sharing songs with other members and searching their collections. With a Napster subscription, for as long as consumers maintain their subscription, they can enjoy unlimited on-demand streaming and unlimited tethered downloading of songs to the hard drives of three PCs. Currently, Napster subscribers must purchase a song if they intend to burn it to a CD or transfer it to a portable device, such as a compatible MP3 player. With the introduction of Napster To Go, currently available at the introductory price of $14.95 per month, subscribers can enjoy all the benefits of a Napster subscription, and also enjoy unlimited transfers of tethered downloads to a compatible MP3 player without paying any fee per song. In other words, a Napster To Go subscriber enjoys unlimited music on up to three PCs and “on the go” with up to three compatible MP3 players. In addition to our Napster and Napster To Go offerings, we provide a download music store, called Napster Light when accessed apart from a subscription, where customers can purchase individual tracks for $0.99 each or entire albums for $9.95. These tracks can be downloaded or “burned” to a CD, or transferred to a portable music player. Napster’s catalog of available music exceeds one million tracks and all content is licensed from music companies, including BMG, EMI Recorded Music, Sony Music Entertainment, Universal Music Group and Warner Music Group, as well as numerous independent labels, on a non-exclusive basis.

Our Strategy

Our objective is to become the leading global provider of consumer digital music services. We intend to pursue the following key strategic initiatives to accomplish our objective:

Continue to Build Our Consumer Brand

We have embarked on a broad branding program to ensure that our position in the digital music sector continues to be strongly associated with the Napster name. Napster has benefited greatly from this initiative, and we believe we have been very successful in achieving strong recognition within our targeted demographic segments. We believe that Napster provides a strong brand through which we can continue to market high quality online content distribution services. We also expect to continue to leverage the Napster brand into related goods and services. Recently, for example, we announced a strategic relationship with Dwango, a leading provider of cellular phone ringtones, to provide a Napster-branded ringtone service.

Continue to Innovate by Investing in New Products and Technologies

We plan to continue to innovate by investing in product development to improve our technology, expand the breadth of our service offerings, and continue to maintain compatibility with technology standards. A significant focus of our future development efforts will relate to portable subscription and enabling subscribers to enjoy their subscriptions wherever they are located: the office, home, living room, automobile or “on the go”. These development efforts will include efforts on the PC as well on platforms such as mobile, wireless and settop.

Continue to Pursue and Execute Strategic Partnerships

We intend to enter into additional strategic partnerships to deliver the best experience for consumers. Strategic partnerships allow us to enhance, expand upon and complement our product offerings and increase our distribution by joining with companies that have significantly greater resources and specific expertise than we do. To date, we have entered into strategic partnerships with technology companies (Microsoft, Intel, Dwango), hardware companies (iRiver, Samsung, Gateway, eMachines, Toshiba, IBM), retailers (Best Buy, Target, Radio Shack, Dixons Group), and others (Molson, Miller, Energizer, Nestle). We intend to enter into additional strategic partnerships to deliver the best experience for consumers.

Continue to Pursue Strategic Acquisitions and Complementary Technologies

When appropriate, we have acquired companies or their products and technologies to expand upon and complement our product offerings. In order to expand our service offerings and take advantage of new market opportunities, we may acquire or invest in other complementary businesses, products and technologies in the future. We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.

Customers

Our online music services are sold directly to end users by us through our website and our affiliate network. We also sell prepaid cards through our retail partners and bundle our services with OEM partner such as Gateway and Samsung. We have licensed certain merchandising rights to select third parties and expect to continue to do so in the future.

Competition

The markets we are targeting are highly competitive, and we expect competition to increase in the future. Increased competition may result in price reductions and loss of market share, which could reduce our future revenues and otherwise harm our business. Primary competitors for our online music services include RealNetworks, Inc.’s Rhapsody, Apple Computer’s iTunes Music Store, Yahoo’s MusicMatch, MusicNet, a joint venture including, among others, AOL Time Warner, Sony Connect. In addition, we expect MTV Networks to enter the market soon. Other competitors include online and offline retailers such as Amazon.com and WalMart, as well as satellite radio providers such as XM and Sirius. Finally, our online music distribution services also compete against “free” peer-to-peer services, as well as traditional retail music distributors.

We believe that the principal competitive factors affecting the market for our services include programming and features, price and performance, quality of customer support, compatibility with popular hardware devices and brand. We believe that we compete more favorably than many of our current competitors with respect to some or all of these factors. However, we may not be able to maintain our competitive position against current and potential competitors, especially those with significantly greater resources. For example, many of our competitors in the online music distribution space have significantly more resources than we do, including access to music content, and some of these competitors may be able to leverage their experience in providing online music distribution services or similar services to their customers in other businesses. Some of these competitors may be able to offer services at a lower price than we can. In addition, competing services may be able to license such content on more favorable terms than we can.

Intellectual Property

Our success and ability to compete depend substantially upon our intellectual property. To date, we have 30 pending United States and foreign patent applications. These applications cover online music distribution functionality and peer-to-peer technology. We currently have five United States and foreign patents issued, with terms ending in 2017 through 2022.

We may be unsuccessful in prosecuting our patent applications or patents may not be issued from our patent applications. Even if patents are issued and maintained, these patents may not be of adequate scope to benefit us or may be held invalid and unenforceable against third parties.

While we rely on patent, copyright, trade secret and trademark law to protect our technology, we also believe that factors such as the technological and creative skills of our personnel, new product developments, frequent product enhancements and reliable product maintenance are essential to establishing and maintaining a technology leadership position. We cannot assure you that others will not develop technologies that are similar or superior to our technology.

Product Development

With the acquisition of Napster, LLC in May 2003, we acquired considerable in-house engineering skill in the areas of digital media delivery, content management, and digital rights management. Along with skilled additional engineering resources, we now have (i) a distribution system tailored to manage digital media files and the associated metadata and usage rights, which includes all core elements required to operate an online music service (including the capability to offer both an ‘a la carte’ single-track purchase or an ongoing subscription-based model); (ii) a scalable e-commerce and media delivery infrastructure which can support a range of business models for the delivery of digital music; and (iii) a digital rights management platform, which provides persistent robust security around the digital media assets as well as the ability to tailor usage rights and offers to end consumers. The digital rights management capability has recently been extended to support portable subscriptions - the ability to download an unlimited amount of content to a set number of portable devices, and to continue to allow users access to that content as long as they continue to pay their subscription fee.

Research and development expenses for our Napster business totaled $11.9 million in fiscal 2004, and $6.1 million in the first two quarters of the fiscal year ending March 31, 2005.

Sales, Marketing and Support

We market our Napster service directly to consumers through an integrated offline and online marketing program consistent with the strong awareness and perception of the Napster brand. The marketing message is focused on our subscription service, which differentiates our offering from those of many of our competitors. Offline marketing channels include television (including direct response TV), radio and print advertising. Our online marketing program includes advertising placements on a number of web sites (including affiliate partners) and search engines.

We also have a number of key strategic alliances with the direct-to-consumer retail channel. We have strategic relationships with large electronics retail chains, such as Best Buy in the United States and Dixon’s in the United Kingdom. These relationships include a number of components, including store placement and exposure through permanent displays, inclusion in the retail chain’s own advertising efforts (such as Sunday circulars), salespeople training, and sales of Napster retail products such as prepaid download cards, subscription CDs and free trial offers.

We also enter into partner programs directly with PC and MP3 player manufacturers, whereby Napster service software comes either preloaded on the desktop (in the case of PCs), or in the device box (in the case of MP3 players).

We expect to increase our direct marketing efforts following our upcoming launch of Napster To Go, the world’s first portable music subscription service. Our advertising and promotional efforts will continue to focus on building the Napster brand and on aggressively supporting our new product launches, such as Napster To Go.

Description of Properties

Our principal executive offices are located in West Hollywood, California. The table below lists our principal leased or licensed facility as of January 17, 2005.

Location	Description	Approximate Square Footage	Lease Expiration
West Hollywood, California	Corporate Headquarters	15,000	September 2006

We believe that our leased facilities are adequate to meet our current needs and that additional facilities will be available to meet our development and expansion needs on commercially reasonable terms.

Employees

As of December 31, 2004, Napster had a total of 130 employees, of which three were in customer service and support, 24 were in sales and marketing, 55 were in engineering and product development, and 48 were in finance, administration and operations. Our future performance depends, in significant part, upon our ability to attract new personnel and retain existing personnel in key areas including engineering, business development and marketing. None of our employees is represented by a collective bargaining agreement. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Legal Proceedings

We and Pressplay have been notified by a number of companies that the Pressplay and Napster online music distribution services may infringe patents owned by us and Pressplay. We are investigating the nature of these claims and the extent to which royalties may be owed by each of us to these entities. The amount of money, if any, necessary to settle these claims cannot be determined at this time.

On October 8, 2004, SightSound Technologies, Inc. filed a lawsuit against us and Napster, LLC in U.S. District Court for the Western District of Pennsylvania, Case No. 04-1549 alleging infringement of certain of their patents by the Napster service. If they are able to obtain a preliminary injunction or prevail at trial, we may be unable to provide certain download or subscription features of the Napster service or may be forced to pay significant and costly license royalties, all of which will harm our business.

We are a party to other litigation matters and claims that are normal in the course of our operations, and, while the results of such litigation and claims cannot be predicted with certainty, we believe that the final outcome of such matters will not have a material adverse impact on our business, financial position, cash flows or results of operations. In addition, we are still a named party in the Optima litigation that was assumed by Sonic Solutions in connection with the sale of our consumer software division to Sonic.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information in this confidential private placement memorandum and the information incorporated by reference herein, you should carefully consider the risks described below before purchasing our common stock. If any of the following risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to the Sale of Our Consumer Software Products Business

Selling our consumer software products business constituted a sale of a significant portion of our historical operating assets and a change in our business focus.

On December 17, 2004, we completed the sale of our consumer software division to Sonic Solutions and have subsequently focused exclusively on our online music distribution business, under the Napster brand. From May 19, 2003 to December 2004, our consumer software products business accounted for the majority of our revenues, and prior to that, our consumer software products business accounted for substantially all of our revenues. As a result of the sale of our consumer software products business, all of our revenues are now generated by our online music distribution business. We have limited experience in the highly competitive online music distribution business and cannot assure you that we will be successful in operating and growing such business. If we are not successful in operating and growing our online music distribution business, our business, results of operations and financial condition will be adversely affected.

The asset purchase agreement exposes us to contingent liabilities.

Under the asset purchase agreement, we have retained various liabilities relating to the consumer software products business and have agreed to indemnify Sonic Solutions under certain circumstances, if we have breached our representations and warranties contained in the asset purchase agreement and for other matters, including all liabilities retained by us under that agreement. For example, an indemnification claim by Sonic Solutions might result if we breach or default on any of our representations about the assets comprising our consumer software products business. Under the terms of the asset purchase agreement, if claims are made by Sonic Solutions, we may be required to expend significant cash resources in defense and settlement of such claims, which may adversely affect our business, results of operations and financial condition.

In addition, Sonic Solutions has assumed an aggregate of $16.4 million in current liabilities of our consumer software products division. If Sonic Solutions defaults on any such obligations, we may be responsible for making the defaulted payments. This may require us to expend significant cash resources, which may adversely affect our business, results of operations and financial condition.

Management could spend or invest the proceeds from the sale of our consumer software products business in ways with which our stockholders may not agree.

Our management could spend or invest the proceeds from the sale of our consumer software products business in ways with which our stockholders may not agree. We currently intend to invest the proceeds from the sale of our consumer software products business into our online music distribution business. The investment of these proceeds may not yield a favorable return. Furthermore, because our online music distribution business is evolving, in the future we may discover new opportunities that are more attractive. As a result, we may commit resources to these alternative market opportunities. If we change our business focus, we may face risks that are different from the risks currently associated with our online music distribution business.

Risks Relating to Our Napster Service

Our online music services initiatives have a limited operating history and a history of losses and may not be successful.

On May 19, 2003 we acquired substantially all of the ownership interest of Napster, LLC (f/k/a Pressplay). We used the Pressplay-branded service as a technology platform to roll-out our online music services division in October 2003. The business models, technologies and market for online music services are new and unproven. Prior to our acquisition of Napster, LLC, consumer adoption and usage of the Pressplay-branded service had not been significant. On December 17, 2004, we completed the sale of our consumer software division to Sonic Solutions and have subsequently focused our business exclusively on our online music distribution business, under the Napster brand. You should consider the online music distribution business and prospects in light of the risks, expenses and difficulties encountered by companies in their early stage of development.

Napster has experienced significant net losses since its inception and, given the significant operating and capital expenditures associated with our business plan, we expect to incur net losses for at least the next twelve months and may experience net losses thereafter. No assurance can be made that our Napster business will ever contribute net income to our statement of operations. If our Napster business is not successful, our business and business prospects could be harmed. Napster has incurred cumulative losses of approximately $44 million from inception through September 30, 2004.

The success of our Napster service depends upon our ability to add new subscribers.

We cannot assure you that we will be able to attract new subscribers to the Napster service or that existing subscribers will continue to subscribe. Existing subscribers may cancel their subscriptions to the Napster service for many reasons, including a perception that they do not use the services sufficiently, that the service does not provide enough value relative to our competition, or availability of content. If we do not continue to increase the total number of subscribers each quarter, our operating results will be adversely impacted.

Our online music distribution business has lower margins than our former consumer software products business.

On December 17, 2004, we completed the sale of our consumer software division to Sonic Solutions and subsequently have focused our business exclusively on our online music distribution business, under the Napster brand. Costs of our online music distribution business as a percentage of the revenue generated by that business are higher than those of our former consumer software products business. The cost of third party content, in particular, is a substantial portion of revenues we receive from subscribers and end users and is unlikely to decrease significantly over time as a percentage of revenue. We expect this trend will continue to negatively impact our overall gross margins as our online music distribution business becomes our sole source of revenue, which may affect our ability to regain profitability.

We cannot provide assurances that the usage of the Napster brand will increase revenues.

Customers may not associate the Napster brand with a paid service model. If the Napster brand fails to attract new customers, our revenues and business will suffer, and we may need to incur additional marketing expenditures to compensate for such failure.

We rely on the value of the Napster brand, and our revenues could suffer if we are not able to maintain its high level of recognition in the digital music sector.

We believe that maintaining and expanding the Napster brand is an important aspect of our efforts to attract and expand our user and advertiser base. We have embarked on a broad branding program to ensure that our position in the digital music sector continues to be strongly associated with the Napster name. Promotion and enhancement of the Napster brand will depend in part on our ability to provide consistently high-quality products and services. If we are not able to successfully maintain or enhance consumer awareness of the Napster brand or, even if we are successful in our branding efforts, if we are unable to maintain or enhance customer awareness of the Napster brand in a cost effective manner, our business, operating results and financial condition would be harmed.

We face significant competition from traditional retail music distributors, from emerging paid online music services delivered electronically such as ours, and from “free” peer-to-peer services.

Our Napster service faces significant competition from traditional retail music distributors such as Tower Records as well as online retailers such as Amazon.com. These retailers may include regional and national mall-based music chains, international chains, deep-discount retailers, mass merchandisers, consumer electronics outlets, mail order, record clubs, independent operators and online physical retail music distributors, some of which have greater financial and other resources than we do. To the extent that consumers choose to purchase media in non-electronic formats, it may reduce our sales, reduce our gross margins, increase our operating expenses and decrease our profit margins in specific markets.

Our online music services competitors include Apple Computer’s iTunes Music Store, Listen.com, the provider of the Rhapsody service and a subsidiary of RealNetworks, Inc., Yahoo!, which recently acquired MusicMatch, Sony Connect, Walmart.com, FYE, Microsoft’s MSN Music service and online music services powered by MusicNet such as AOL Music and Virgin. Internationally we currently compete with OD2 and Puretracks as well as with a number of the other competitors described above.

Our online music services also face significant competition from “free” peer-to-peer services, such as KaZaA, Morpheus, Grokster and a variety of similar services that allow computer users to connect with each other and to copy many types of program files, including music and other media, from one another’s hard drives, all without securing licenses from content providers. The legal status of these “free” services is uncertain, because although some courts have found that these services violate copyright laws, other courts have found that these same services do not violate any copyright laws, particularly in the case of Grokster. Additionally, enforcement efforts against those in violation have not effectively shut down these services, and there can be no assurance that these services will ever be shut down. The ongoing presence of these “free” services substantially impairs the marketability of legitimate services, regardless of the ultimate resolution of their legal status.

Many of our competitors have significantly more resources than we do, and some of our competitors may be able to leverage their experience in providing online music distribution services or similar services to their customers in other businesses. We or our competitors may be able to secure limited exclusive rights to content from time to time. If our competitors secure significant exclusive content, it could harm the ability of our online music services to compete effectively in the marketplace.

In particular, some of these competitors offer other goods and services and may be willing and able to offer music services at a lower price than we can in order to promote the sale of these goods and services. This could harm the ability of our online music services to compete effectively in the marketplace.

Online music distribution services in general are new and rapidly evolving and may not prove to be a profitable or even viable business model.

Online music distribution services are a relatively new business model for delivering digital media over the Internet. It is too early to predict whether consumers will accept, in significant numbers, online music services and accordingly whether the services will be financially viable. If online music distribution services do not prove to be popular with consumers, or if these services cannot sustain any such popularity, our business and prospects would be harmed.

We rely on content provided by third parties, which may not be available to us on commercially reasonable terms or at all.

We rely on third-party content providers, including music publishers and music labels, to offer music online content that can be delivered to users of our service. Rights to provide this content to our customers, particularly publishing rights, are difficult to obtain and require significant time and expense. In some cases, we pay substantial fees to obtain this third party content. In order to provide a compelling service, we must be able to continue to license a wide variety of music content to our customers with attractive usage rules such as CD recording, output to digital audio devices, portable subscription rights and other rights. In addition, if we do not have sufficient breadth and depth of the titles necessary to satisfy increased demand arising from growth in our subscriber base, our subscriber satisfaction may be affected adversely. We cannot guarantee that we will be able to secure licenses to music content or that such licenses will be available on commercially reasonable terms. Recently, we have begun to offer the Napster service outside of the United States. The expansion of the service abroad requires that additional publishing and sound recording licenses be obtained for music currently offered in the United States as well as for music that is available only in foreign markets. We cannot assure you that we will be able to obtain such licenses on favorable terms or at all. Failure to obtain these licenses will harm our business in existing and potential foreign markets and our revenues.

Under copyright law, we may be required to pay licensing fees for digital sound recordings we deliver in original and archived programming in our Napster service. Copyright law generally does not specify the rate and terms of the licenses, which are determined by voluntary negotiations among the parties or, for certain compulsory licenses where voluntary negotiations are unsuccessful, by arbitration proceedings known as CARP proceedings which are subject to approval by the United States Copyright Office. Past CARP proceedings have resulted in proposed rates for statutory webcasting that were significantly in excess of rates requested by webcasters. CARP proceedings relating to music subscription and non-subscription services offering music programming that qualify for various licenses under United States copyright law are pending. We cannot predict the outcome of these negotiations or CARP proceedings and may elect instead to attempt to directly license music content for our subscription and/or non-subscription services, either alone or in concert with other affected companies. Such licenses may only apply to music performed in the United States, and the availability of corresponding licenses for international performances is unclear. Therefore, our ability to find rights holders and negotiate appropriate licenses is uncertain. There are other negotiations and CARP proceedings in process which will set rates for subscription music services and services that deliver digital downloads of music, and the outcome of these negotiations and CARP proceedings will also likely affect our business in ways that we cannot predict. Voluntarily negotiated rates for mechanical licenses with respect to streaming and conditional digital downloads with the Harry Fox Agency and National Music Publishers Association have not been agreed to, and we are currently operating under a standstill agreement until such time as such rates are negotiated. No agreement has been reached with performing rights societies such as ASCAP or BMI regarding whether digital downloads constitute public performances of copyrighted works that would trigger payment of public performance royalties. Depending on the rates and terms adopted for these voluntary and/or statutory licenses, our business could be harmed by increasing our own cost of doing business, as well as by increasing the cost of doing business for our customers. We anticipate future CARP proceedings relating to music subscription delivery services, which may also adversely affect the online distribution of music.

We must provide digital rights management solutions that are acceptable to both content providers and consumers.

We must provide digital rights management solutions and other security mechanisms in our online music distribution services in order to address concerns of content providers and artists, and we cannot be certain that we can develop, license or acquire such solutions, or that content licensors or consumers will accept them. Content providers may be unwilling to continue to support portable subscription services. Consumers may be unwilling to accept the use of digital rights management technologies that limit their use of content, especially with large amounts of free content readily available.

Third-party providers of digital rights management software, such as Microsoft, may be unwilling to continue to provide such software to us upon reasonable or any terms. If we are unable to acquire these solutions on reasonable or any terms, or if customers are unwilling to accept these solutions, our business and prospects could be harmed.

Our business could be harmed by a lack of availability of popular content.

Our business is affected by the release of “hit” music titles, which can create cyclical trends in sales distinctive to the music industry. It is not possible to determine the timing of these cycles or the future availability of hit titles. Hit products are important because they generate customer interest. We depend upon the music content providers to continue to produce hit products. To the extent that new hits are not available, or not available at prices attractive to consumers, our sales and margins may be adversely affected.

Our success depends on our music service’s interoperability with our customer’s music playback hardware.

In order for our Napster service to be successful we must design our service to interoperate effectively with a variety of hardware products, including home stereos, car stereos, portable digital audio players, and PCs. We depend on significant cooperation with manufacturers of these products and with software manufacturers that create the operating systems for such hardware devices to achieve our design objectives and to offer a service that is attractive to our customers. Currently, there are a limited number of devices that offer portable subscription functionality that is required to carry our services. Our software is not compatible with the iPod music player, the current equipment market leader. If we cannot successfully design our service to interoperate with the music playback devices that our customers own, our business will be harmed.

We may not successfully develop new products and services.

The success of the Napster service will depend on our ability to develop leading edge media and digital distribution products and services. Our business and operating results will be harmed if we fail to develop products and services that achieve widespread market acceptance or that fail to generate significant revenues or gross profits to offset our development and operating costs. We may not timely and successfully identify, develop and market new product and service opportunities. We may not be able to add new content such as video, spoken word or other content as quickly or as efficiently as our competitors or at all. If we introduce new products and services, they may not attain broad market acceptance or contribute meaningfully to our revenues or profitability. Competitive or technological developments may require us to make substantial, unanticipated investments in new products and technologies, and we may not have sufficient resources to make these investments.

Because the markets for our products and services are changing rapidly, we must develop new offerings quickly. Delays and cost overruns could affect our ability to respond to technological changes, evolving industry standards, competitive developments or customer requirements. Our products also may contain undetected errors that could cause increased development costs, loss of revenues, adverse publicity, reduced market acceptance of our products or services or lawsuits by customers.

The growth of our business depends on the increased use of the Internet for communications, electronic commerce and advertising.

The growth of our business depends on the continued growth of the Internet as a medium for media consumption, communications, electronic commerce and advertising. Our business will be harmed if Internet usage does not continue to grow, particularly as a source of media information and entertainment and as a vehicle for commerce in goods and services. Our success also depends on the efforts of third parties to develop the infrastructure and complementary products and services necessary to maintain and expand the Internet as a viable commercial medium. We believe that other Internet-related issues, such as security, privacy, reliability, cost, speed, ease of use and access, quality of service and necessary increases in bandwidth availability, remain largely unresolved and may affect the amount and type of business that is conducted over the Internet, and may impact our ability to sell our products and services and ultimately impact our business results and prospects.

If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, specifically the demands of delivering high-quality media content. As a result, its performance and reliability may decline. In addition, Websites have experienced interruptions in service as a result of outages, system attacks and other delays occurring throughout the Internet network infrastructure. If these outages, attacks or delays occur frequently or on a broad scale in the future, Internet usage, as well as the usage of our products, services and Websites, could grow more slowly or decline.

If broadband technologies do not become widely available or widely adopted, our online music distribution services may not achieve broad market acceptance, and our business may be harmed.

We believe that increased Internet use and especially the increased use of media over the Internet may depend on the availability of greater bandwidth or data transmission speeds (also known as broadband transmission). If broadband technologies do not become widely available or widely adopted, our online music distribution services may not achieve broad market acceptance and our business and prospects could be harmed.

More consumers are utilizing non-PC devices to access digital content, and we may not be successful in developing versions of our products and services that will gain widespread adoption by users of such devices.

In the coming years, the number of individuals who access digital content through devices other than a personal computer, such as personal digital assistants, cellular telephones, television set-top devices, game consoles and Internet appliances, is expected to increase dramatically. Manufacturers of these types of products are increasingly investing in media-related applications, but development of these devices is still in an experimental stage and business models are new and unproven. If we are unable to offer our services on these alternative non-PC devices, we may fail to capture a sufficient share of an increasingly important portion of the market for digital media services or our costs may increase significantly.

Our network is subject to security and stability risks that could harm our business and reputation and expose us to litigation or liability.

Online commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our business. Online transmissions are subject to a number of security and stability risks, including:

•	our own or licensed encryption and authentication technology, and access and security procedures, may be compromised, breached or otherwise be insufficient to ensure the security of customer information or intellectual property;

•	we could experience unauthorized access, computer viruses, system interference or destruction, “denial of service” attacks and other disruptive problems, whether intentional or accidental, that may inhibit or prevent access to our Websites or use of our products and services;

•	someone could circumvent our security measures and misappropriate our, our partners’ or our customers’ proprietary information or content or interrupt operations, or jeopardize our licensing arrangements, which are contingent on our sustaining appropriate security protections;

•	our computer systems could fail and lead to service interruptions;

•	we may be unable to scale our infrastructure with increases in customer demand; or

•	our network of facilities may be affected by a natural disaster, terrorist attack or other catastrophic events.

The occurrence of any of these or similar events could damage our business, hurt our ability to distribute products and services and collect revenue, threaten the proprietary or confidential nature of our technology, harm our reputation and expose us to litigation or liability. We may be required to expend significant capital or other resources to protect against the threat of security breaches, hacker attacks or system malfunctions or to alleviate problems caused by such breaches, attacks or failures.

Risks Relating to Our Business in General

We experience fluctuations in our quarterly operating results, which may cause our stock price to decline.

Our quarterly operating results may fluctuate from quarter to quarter. We cannot reliably predict future revenue and margin trends and such trends may cause us to adjust our operations. Other factors that could affect our quarterly operating results include:

•	timing of service introductions;

•	seasonal fluctuations in sales of our prepaid cards as well as other products and services;

•	potential declines in selling prices as a result of competitive pressures;

•	changes in the mix of our revenues represented by our various services;

•	adverse changes in the level of economic activity in the United States or other major economies in which we do business, or in industries, such as the music industry, on which we are particularly dependent;

•	foreign currency exchange rate fluctuations;

•	expenses related to, and the financial impact of, possible acquisitions of other businesses; and

•	expenses incurred in connection with the development of our online music distribution service.

We depend on key personnel who may not continue to work for us.

Our success substantially depends on the continued employment of certain executive officers and key employees, particularly Christopher Gorog, Nand Gangwani, Brad Duea and Laura Goldberg. The loss of the services of these or other key officers, employees or third parties could harm our business. If any of these individuals were to leave our company, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any such successor obtains the necessary training and experience.

If we fail to manage expansion effectively, we may not be able to successfully manage our business, which could cause us to fail to meet our customer demand or to attract new customers, which would adversely affect our revenue.

Our ability to successfully offer our products and services and implement our business plan in a rapidly evolving market requires an effective planning and management process. We plan to continue to increase the scope of our online music distribution operations domestically and internationally. In addition, we plan to continue to hire a significant number of employees this year for our online music distribution service. This anticipated growth in future operations will place a significant strain on our management resources.

In the future we plan to continue to develop and improve our financial and managerial controls, reporting systems and procedures. In addition, we plan to continue to expand, train and manage our work force worldwide.

We may need to make additional future acquisitions to remain competitive. The process of identifying, acquiring and integrating future acquisitions may constrain valuable management resources, and our failure to effectively integrate future acquisitions may result in the loss of key employees and the dilution of stockholder value and have an adverse effect on our operating results.

We have completed several acquisitions and expect to continue to pursue strategic acquisitions in the future. Completing any potential future acquisitions could cause significant diversions of management time and resources. Financing for future acquisitions may not be available on favorable terms, or at all. If we identify an appropriate acquisition candidate for any of our businesses, we may not be able to negotiate the terms of the acquisition successfully, finance the acquisition or integrate the acquired business, products, technologies or employees into our existing business and operations. Future acquisitions may not be well-received by the investment community, which may cause our stock price to fall. We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.

If we acquire businesses, new products or technologies in the future, we may be required to amortize significant amounts of identifiable intangible assets, and we may record significant amounts of goodwill that will be subject to annual testing for impairment. If we consummate one or more significant future acquisitions in which the consideration consists of stock or other securities, our existing stockholders’ ownership could be significantly diluted. If we were to proceed with one or more significant future acquisitions in which the consideration included cash, we could be required to use a substantial portion of our available cash.

Acquisition-related costs can cause significant fluctuation in our net income.

Previous acquisitions have resulted in significant expenses, including amortization of purchased technology, charges for in-process research and development and amortization of acquired identifiable intangible assets, which are reflected in operating expenses. Total amortization of acquired intangible and purchased technology assets was $1.1 million in the six months ended September 30, 2004. Additional acquisitions and any additional impairment of the value of purchased assets could have a significant negative impact on future operating results.

A significant portion of the revenues from our Napster service is derived from international revenues. Economic, political, regulatory and other risks associated with international revenues and operations could have an adverse effect on our revenues.

Because we operate worldwide, our business is subject to risks associated with doing business internationally. International net revenues did not account for a significant percentage of our net revenues prior to the sale of our consumer software products division; however, we anticipate that revenues from international operations will represent a substantial portion of our total net revenues as we expand our Napster service abroad. Accordingly, our future revenues could decrease based on a variety of factors, including:

•	changes in foreign currency exchange rates;

•	seasonal fluctuations in sales of our prepaid cards as well as other products and services;

•	changes in a specific country’s or region’s political or economic condition, particularly in emerging markets;

•	unexpected changes in foreign laws and regulatory requirements;

•	difficulty of effective enforcement of contractual provisions in local jurisdictions;

•	trade protection measures and import or export licensing requirements;

•	potentially adverse tax consequences;

•	difficulty in managing widespread sales operations; and

•	less effective protection of intellectual property.

To grow our business, we must be able to hire and retain sufficient qualified technical, sales, marketing and administrative personnel.

Our future success depends in part on our ability to attract and retain engineering, sales, marketing, finance and customer support personnel. If we fail to retain and hire a sufficient number of these employees, we will not be able to maintain and expand our business. We cannot assure you that we will be able to hire and retain a sufficient number of qualified personnel to meet our business objectives.

Our inability to protect our proprietary rights, and the costs of failing to do so, could harm our business. Our success and ability to compete partly depend on the superiority, uniqueness or value of our technology, including both internally developed technology and technology licensed from third parties. To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. These efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology. These efforts also may not prevent the development and design by others of products or technologies similar to, competitive with or superior to those we develop. Any of these results could reduce the value of our intellectual property. We may be forced to litigate to enforce or defend our intellectual property rights and to protect our trade secrets. Any such litigation could be very costly and could distract our management from focusing on operating our business.

We may be subject to intellectual property infringement claims such as those claimed by SightSound Technologies, which are costly to defend and could limit our ability to use certain technologies in the future.

Many of our current and potential competitors dedicate substantially greater resources to protection and enforcement of their intellectual property rights, especially patents, than we do. Many parties are actively developing streaming media and digital distribution-related technologies, e-commerce and other Web-related technologies, as well as a variety of online business methods and models. We believe that these parties will continue to take steps to protect these technologies, including, but not limited to, seeking patent protection. As a result, disputes regarding the ownership of these technologies and rights associated with streaming media, digital distribution and online businesses are likely to arise in the future and may be very costly. In addition to existing patents and intellectual property rights, we anticipate that additional third-party patents related to our products and services will be issued in the future. If a blocking patent has been issued or is issued in the future, we would need to either obtain a license or design around the patent. We may not be able to obtain such a license on acceptable terms, if at all, or design around the patent, which could harm our business. For example, on October 8, 2004, SightSound Technologies, Inc. filed a lawsuit against us and Napster, LLC in U.S. District Court for the Western District of Pennsylvania, Case No. 04-1549 alleging infringement of certain of their patents by the Napster service. If they are able to obtain a preliminary injunction or prevail at trial, we may be unable to provide certain download or subscription features of the Napster service or may be forced to pay significant and costly license royalties, all of which will harm our business.

Companies in the technology and content-related industries have frequently resorted to litigation regarding intellectual property rights. We may be forced to litigate to determine the validity and scope of other parties’ proprietary rights. Any such litigation could be very costly and could distract our management from focusing on operating our business. In addition, we believe these industries are experiencing an increased level of litigation to determine the applicability of current laws to, and impact of new technologies on, the use and distribution of content over the Internet and through new devices, especially in the music industry, and as we develop products and services that provide or enable the provision of content, in such ways, our litigation risk may increase. The existence and/or outcome of such litigation could harm our business.

From time to time we receive claims and inquiries from third parties alleging that our internally developed technology, or technology we license from third parties, may infringe the other third parties’ proprietary rights, especially patents. Third parties have also asserted and most likely will continue to assert claims against us alleging infringement of copyrights, trademark rights, or other proprietary rights, or alleging unfair competition or violations of privacy rights. We could be required to spend significant amounts of time and money to defend ourselves against such claims. If any of these claims were to prevail, we could be forced to pay damages, comply with injunctions, or stop distributing our products and services while we re-engineer them or seek licenses to necessary technology, which might not be available on reasonable terms, or at all. We could also be subject to claims for indemnification resulting from infringement claims made against our customers and strategic partners, which could increase our defense costs and potential damages. Any of these events could require us to change our business practices and could harm our business.

A decline in current levels of consumer spending could reduce our sales.

Our business is directly affected by the level of consumer spending. One of the primary factors that affect consumer spending is the general state of the local economies in which we operate. Lower levels of consumer spending in regions in which we have significant operations could have a negative impact on our business, financial condition or results of operations.

We may need additional capital, and we cannot be sure that additional financing will be available.

Although we currently anticipate that our available funds and expected cash flows from operations will be sufficient to meet our cash needs for at least the next twelve months, we may require additional financing. Our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance and condition of the capital markets at the time we seek financing. We expect to spend significant amounts of cash in connection with the recent launch of our Napster service and expect to experience operating losses from such service in at least the short term. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, and our stockholders may experience dilution.

Changes in stock option accounting rules may adversely impact our reported operating results prepared in accordance with generally accepted accounting principles, our stock price and our competitiveness in the employee marketplace.

Technology companies like ours have a history of using broad-based employee stock option programs to hire, provide incentives to and retain our workforce in a competitive marketplace. Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”) allows companies the choice of either using a fair value method of accounting for options, which would result in expense recognition for all options granted, or using an intrinsic value method as prescribed by Accounting Principles Board Opinion No. 25, “ Accounting for Stock Issued to Employees” (APB 25), with pro forma disclosure of the impact on net income (loss) and earnings per share of using the fair value option expense recognition method. We have elected to apply APB 25 and accordingly we generally do not recognize any expense with respect to employee stock options as long as such options are granted at exercise prices equal to the fair value of our common stock on the date of grant. On December 16, 2004, the FASB adopted Statement No. 123(R), “Share-Based Payment,” which replaces the previously effective FASB Statement No. 123 and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees”. This statement addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for either equity instruments of the enterprise or liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. The statement eliminates the ability to account for share-based compensation transactions using Accounting Principles Board, or APB, Opinion No. 25, “Accounting for Stock Issued to Employees,” and generally requires that such transactions be accounted for using a fair-value-based method and recognized as expenses in our consolidated statement of income. The standard allows the enterprise to select its option pricing model (for example, the “binomial” approach to value stock options or the Black-Scholes option pricing model that we currently use). The effective date of the proposed standard for public companies is for the first interim or annual reporting periods beginning after June 15, 2005. We have not completed our assessment of the impact of the proposed standard on our financial condition or results of operations.

We are subject to risks associated with governmental regulation and legal uncertainties.

Few existing laws or regulations specifically apply to the Internet, other than laws and regulations generally applicable to businesses. Certain United States export controls and import controls of other countries, including controls on the use of encryption technologies, may apply to our products. Many laws and regulations, however, are pending and may be adopted in the United States, individual states, and local jurisdictions and other countries with respect to the Internet. These laws may relate to many areas that impact our business, including content issues (such as obscenity, indecency and defamation), copyright and other intellectual property rights, digital rights management, encryption, caching of content by server products, personal privacy, taxation, e-mail, sweepstakes, promotions, network and information security and the convergence of traditional communication services with Internet communications, including the future availability of broadband transmission capability and wireless networks. These types of regulations are likely to differ between countries and other political and geographic divisions. Other countries and political organizations are likely to impose or favor more and/or different regulations than that which has been proposed in the United States, thus furthering the complexity of regulation. The United States, for example, has recently enacted an e-mail marketing law that, among other things, permits consumers to choose not to receive unsolicited e-mail from specified senders and subjects violators to certain civil penalties. As we have in the past utilized, and will likely continue in the future to utilize e-mail marketing, such laws will affect our future marketing efforts and, although we intend to comply with such laws, any inadvertent violation of such laws could subject us to penalties. In addition, state and local governments may impose regulations in addition to, inconsistent with, or stricter than federal regulations. The adoption of such laws or regulations, and uncertainties associated with their validity, interpretation, applicability and enforcement, may affect the available distribution channels for and costs associated with our products and services and may affect the growth of the Internet. Such laws or regulations may harm our business. Our products and services may also become subject to investigation and regulation of foreign data protection and e-commerce authorities, including those in the European Union. Such activities could result in additional product and distribution costs for us in order to comply with such regulations.

We do not know for certain how existing laws governing issues such as property ownership, copyright and other intellectual property issues, digital rights management, taxation, gambling, security, illegal or obscene content, retransmission of media, personal privacy and data protection apply to the Internet. The vast majority of such laws were adopted before the advent of the Internet and related technologies and do not address the unique issues associated with the Internet and related technologies. Most of the laws that relate to the Internet have not yet been interpreted. In addition to potential legislation from local, state and federal governments, labor guild agreements and other laws and regulations that impose fees, royalties or unanticipated payments regarding the distribution of media over the Internet may directly or indirectly affect our business. While we and our customers may be directly affected by such agreements, we are not a party to such agreements and have little ability to influence the degree such agreements favor or disfavor Internet distribution or our business models. Changes to or the interpretation of these laws and the entry into such industry agreements could:

•	limit the growth of the Internet;

•	create uncertainty in the marketplace that could reduce demand for our products and services;

•	increase our cost of doing business;

•	expose us to increased litigation risk, substantial defense costs and significant liabilities associated with content available on our Websites or distributed or accessed through our products or services, with our provision of products and services and with the features or performance of our products and Websites;

•	lead to increased product development costs or otherwise harm our business; or

•	decrease the rate of growth of our user base and limit our ability to effectively communicate with and market to our user base.

The Child Online Protection Act and the Child Online Privacy Protection Act impose civil and criminal penalties on persons distributing material harmful to minors (e.g., obscene material) over the Internet to persons under the age of 17, or collecting personal information from children under the age of 13. We do not knowingly distribute harmful materials to minors or collect personal information from children under the age of 13. The manner in which these Acts may be interpreted and enforced cannot be fully determined, and future legislation similar to these Acts could subject us to potential liability if we were deemed to be non-compliant with such rules and regulations, which in turn could harm our business.

There are a large number of legislative proposals before the United States Congress and various state legislatures regarding intellectual property, digital rights management, copy protection requirements, privacy, email marketing and security issues related to our business. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could materially and adversely affect our business through a decrease in user registration and revenue, and influence how and whether we can communicate with our customers.

We may be subject to market risk and legal liability in connection with the data collection capabilities of our products and services.

Many of our products are interactive Internet applications which by their very nature require communication between a client and server to operate. To provide better consumer experiences and to operate effectively, our products send information to servers. Many of the services we provide also require that a user provide certain information to us. We post an extensive privacy policy concerning the collection, use and disclosure of user data involved in interactions between our client and server products. Any failure by us to comply with our posted privacy policy and existing or new legislation regarding privacy issues could impact the market for our products and services, subject us to litigation and harm our business.

If we are unable to complete our assessment as to the adequacy of its internal control over financial reporting as of March 31, 2005 and future year-ends as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their annual reports on Form 10-K. This report is required to contain an assessment by management of the effectiveness of such company’s internal controls over financial reporting. In addition, the public accounting firm auditing a public company’s financial statements must attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting. While we are expending significant resources in developing the necessary documentation and testing procedures required by Section 404, there is a risk that we will not comply with all of the requirements imposed by Section 404. If we fail to implement required new or improved controls, we may be unable to comply with the requirements of SEC 404 in a timely manner. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements, which could cause the market price of our common stock to decline and make it more difficult for us to finance its operations.

The effectiveness of our disclosure and internal controls may be limited.

Our disclosure controls and procedures and internal controls over financial reporting may not prevent all errors and intentional misrepresentations. In the event that there are errors or misrepresentations in our historical financial statements or the SEC disagrees with our accounting, we may need to restate our financial statements. In November 2004, we restated our historical financial results to reflect an aggregate of approximately $1.8 million in additional losses for the fiscal years ended March 31, 2002 and March 31, 2003. Any system of internal control can only provide reasonable assurance that all control objectives are met. Some of the potential risks involved could include but are not limited to management judgments, simple errors or mistakes, willful misconduct regarding controls or misinterpretation. There is no guarantee that existing controls will prevent or detect all material issues or be effective in future conditions, which could materially and adversely impact our financial results in the future. We are currently responding to comments from the SEC on a recently filed Registration Statement on Form S-3 relating to, among other things, the value of the technology we acquired upon our acquisition of Pressplay. This technology was valued by Pressplay on a cost basis as approximately $7.0 million, while we attributed only a nominal value to the technology, based in part on an independent third party valuation. In the event we are required to attribute a value to the technology, the amount of such valuation would result in a decrease in goodwill and a corresponding increase in acquired technology. This technology value would be amortized over the useful life of the technology starting in fiscal 2004. We cannot assure you that responses to other comments will not result in other accounting changes.

We hold cash in foreign subsidiaries, which we intend to repatriate to the United States, and which may result in income taxes that could negatively impact our results of operations and financial position.

We are in the process of completing a corporate restructuring to close the overseas operations of certain dormant subsidiaries of our former consumer software division. We plan to repatriate our cash from these foreign subsidiaries to the United States. We are likely to incur additional income taxes from the repatriation, which could negatively affect our results of operations and financial position.

Risks Related to this Offering

Shares of our common stock purchased in this offering are subject to restrictions which may limit your ability to transfer such shares and liquidate your investment.

In connection with your purchase of shares of common stock in this offering, you will be required to represent and warrant that you:

•	are acquiring common stock for investment and not with a view to distribution or resale;

•	understand that you must bear the economic risk of an investment in our common stock for an indefinite period of time because the common stock has not been registered with the SEC or any state or other governmental agency, and

•	understand and agree that the common stock may not be transferred or sold unless the common stock is registered or an exemption from such registration is available.

You will be prohibited from transferring shares of our common stock purchased in this offering if such transfer would violate the Securities Act or any other applicable federal or state securities laws, rules or regulations. You may be prohibited from transferring the shares of our common stock purchased in the offering in the event that a registration statement to be filed by us under the Purchase Agreements is not declared effective by the SEC. In addition, you may be prevented from transferring such shares pursuant to such registration statement if there is a delay in achieving the effectiveness of the registration statement, if the SEC imposes a stop order with respect to the registration statement, or we invoke our right to delay or suspend the effectiveness of the registration statement.

The offering price of shares of our common stock should not be regarded as an indication of any future market price of our common stock, which could decline.

The offering price of shares of our common stock offered hereby has been determined by us and the placement agents based on a number of factors, such as an assessment of our management, our present operations and our earnings prospects, the present state of our development, the general condition of the securities markets at the time of the offering and the price of our common stock on the Nasdaq National Market at the time of the offering. The price of the shares of our common stock offered hereby should not be regarded as an indication of any future market price for shares of our common stock.

Risks Related to the Securities Market and Ownership of our Common Stock

We cannot assure you that our stock price will not decline.

The market price of our common stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

•	quarterly variations in our operating results;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional stockholders;

•	general market conditions; and

•	domestic and international economic factors unrelated to our performance.

The stock markets in general, and the markets for technology stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, we cannot assure you that you will be able to resell your shares at any particular price, or at all.

Shares eligible for sale in the future could negatively affect our stock price.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur. This might also make it more difficult for us to raise funds through the issuance of securities. As of January 10, 2005, we had outstanding 35,509,267 shares of common stock, of which 34,396,945 shares are freely tradeable or covered by a current registration statement and 1,099,626 shares are currently in the process of being registered on a Form S-3 for public resale. The remaining 12,696 shares of common stock outstanding are “restricted securities” as defined in Rule 144 and are held by our “affiliates” (as that term is defined in Rule 144 under the Securities Act). These restricted securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. Pursuant to the terms of a common stock purchase agreement with Best Buy Enterprise Services, up to an additional 3,925,374 shares may be sold in separate closings on July 17, 2005 and December 17, 2005.

As of January 10, 2005, there were an aggregate of 6,453,071 shares of common stock issuable upon exercise of outstanding stock options and up to 3,925,374 shares issuable to Best Buy. We may register additional shares in the future in connection with acquisitions, compensation or otherwise. We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.

Provisions in our agreements, charter documents, stockholder rights plan and Delaware law may delay or prevent acquisition of us, which could decrease the value of your shares.

Our certificate of incorporation and bylaws and Delaware law contain provisions that could make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions include a classified board of directors and limitations on actions by our stockholders by written consent. In addition, our board of directors has the right to issue preferred stock without stockholder approval, which could be used to dilute the stock ownership of a potential hostile acquirer. Delaware law also imposes some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock. In addition, we have adopted a stockholder rights plan that makes it more difficult for a third party to acquire us without the approval of our board of directors. Although we believe these provisions provide for an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our board of directors, these provisions apply even if the offer may be considered beneficial by some stockholders.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1	Form of Purchase Agreement dated as of January 20, 2005 by and between Napster, Inc. and certain investors.
99.2	Press Release issued by Napster, Inc. on January 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Napster, Inc.

Date: January 21, 2005	By:	/s/ William E. Growney, Jr.
Name: William E. Growney, Jr.
Title: Secretary

EXHIBIT INDEX

Exhibit  No.    Description of Exhibit

99.1	Form of Purchase Agreement dated as of January 20, 2005 by and between Napster, Inc. and certain investors.
99.2	Press Release issued by Napster, Inc. on January 21, 2005.